UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VAXART, INC.

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Vaxart Approves Resolutions to Narrow Proposed Reverse Split Range and Proposes Reducing Authorized Shares at Future Stockholder Meeting

Company Urges Stockholders to Vote ‘FOR’ Reverse Stock Split Proposal at Upcoming Annual Meeting to Avoid Nasdaq Delisting

Leading Independent Proxy Advisory Firms, ISS and Glass Lewis, Support Proposal #2

SOUTH SAN FRANCISCO, Calif., May 16, 2025 — Vaxart, Inc. (Nasdaq: VXRT) today announced that it has filed a supplement to its proxy statement for its Annual Meeting.

The board of directors approved the following two items, if Proposal #2 passes:

●

The current authorized number of shares of the Company’s common stock would be proportionally reduced in line with the reverse stock split ratio, to be approved by stockholders at a future special meeting of stockholders that would be scheduled by the board of directors shortly after the Annual Meeting.

●	A reverse split of the common stock would not exceed any ratio higher than 1-for-20.

“We value the input of our stockholders, and these amendments directly address the feedback we received,” said Steven Lo, President & Chief Executive Officer. “A vote 'FOR' Proposal #2 helps us maintain our Nasdaq listing and continue our important work in advancing our oral pill vaccine technology. Vaxart’s Nasdaq listing is critical to preserving stockholder liquidity and a stable robust market for Vaxart’s shares. It also enables investment from institutional investors who may otherwise be unable to hold shares that aren’t listed on a major exchange.”

The Company also reminded those who have previously voted against Proxy Proposal #2 that they can change their vote in favor of the proposal if their ballots are cast by the deadline of Tuesday, May 20, 2025, at 11:59 p.m. Eastern Time.

If you have any questions or need assistance with voting, please contact Vaxart’s proxy solicitation firm:

Campaign Management, LLC

Toll-Free: 1-855-264-1527

Email: info@campaign-mgmt.com

About Vaxart

Vaxart is a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform. Vaxart vaccines are designed to be administered using pills that can be stored and shipped without refrigeration and eliminate the risk of needle-stick injury. Vaxart believes that its proprietary pill vaccine delivery platform is suitable to deliver recombinant vaccines, positioning the company to develop oral versions of currently marketed vaccines and to design recombinant vaccines for new indications. Vaxart’s development programs currently include pill vaccines designed to protect against coronavirus, norovirus and influenza, as well as a therapeutic vaccine for human papillomavirus (HPV), Vaxart’s first immune-oncology indication. Vaxart has filed broad domestic and international patent applications covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 agonists.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections, concerning our business, operations, and financial performance and condition as well as the future special meeting of stockholders, our plans, objectives, and expectations for business operations, funding, and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this This press release may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under “Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and any risk factors disclosed in any subsequent Quarterly Reports on Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this This press release. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this This press release.

Participants in the Solicitation

The Company and its directors, executive officers, and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the business to be conducted at the annual meeting of stockholders. Investors and security holders may obtain more detailed information regarding the names, affiliations, and interests of the Company's directors and executive officers in the definitive proxy statement filed in connection with the annual meeting of stockholders as well as the Company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), all of which may be obtained free of charge at the website maintained by the SEC at www.sec.gov.

Contact

Vaxart Media and Investor Relations

Matt Steinberg

FINN Partners

IR@vaxart.com

(646) 871-8481